Exhibit 4.2

Exhibit 4.2

8.50%	SERIES I 8.50% SERIES I

CUMULATIVE REDEEMABLE PREFERRED STOCK CUMULATIVE REDEEMABLE PREFERRED STOCK
LIQUIDATION PREFERENCE LIQUIDATION PREFERENCE
$50 PER SHARE $50 PER SHARE
MAI
INCORPORATED UNDER THE LAWS
OF THE STATE OF TENNESSEE
CUSIP 59522J 88 9
SEE REVERSE FOR CERTAIN DEFINITIONS
MID-AMERICA APARTMENT COMMUNITIES, INC.
THIS IS TO CERTIFY that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE 8.50% SERIES I CUMULATIVE REDEEMABLE PREFERRED STOCK LIQUIDATION PREFERENCE $50 PER SHARE, OF
Mid-America Apartment Communities, Inc. (the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation, as amended and restated, and its Bylaws, as amended, to all of which the holder, by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal and the facsimile signatures of its duly authorized officers.
Dated:
ATTEST:
Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
Transfer Agent
and Registrar,
By:
Authorized Signature.
Senior Vice President, Chief Ethics and Compliance Officer
and Corporate Secretary
Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
TO PRESERVE THE QUALIFICATION OF THE COMPANY AS A “REAL ESTATE INVESTMENT TRUST” UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, TRANSFER OF THE SHARES REPRESENTED HEREBY IS RESTRICTED AND MAY BE STOPPED PURSUANT TO THE TERMS OF THE COMPANY’S CHARTER, AS AMENDED FROM TIME TO TIME.
THE COMPANY MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE’S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF THE PRECEDING PARAGRAPH. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. THE SHARES REPRESENTED HEREBY ARE SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER AND BYLAWS OF THE CORPORATION, EACH AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, AS WELL AS VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR FACH SERIES OF A CLASS, SO FAR AS THE SAME HAS BEEN DETERMINED BY THE BOARD OF DIRECTORS UNDER ITS AUTHORITY.
The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws and regulations: UNIF GIFT MIN ACT Custodian
TEN COM as tenants in common
(Cust) (Minor)
TEN ENT as tenants by the entireties under Uniform Gifts to Minors JT TEN as joint tenants with right tenants of survivorship in common and not as Act (State)
Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto
PLEASE IDENTIFYING INSERT SOCIAL NUMBER SECURITY OF ASSIGNEE OR OTHER
Please print or typewrite name and address including postal zip code of assignee shares constitute represented and by this appoint Certificate, and do hereby irrevocably attorney to transfer the said shares on the books of the Corporation before power of substitution and the premises. Date:
NOTICE: THE THE CERTIFICATEIN SIGNATURE TO EVERY THIS ASSIGNMENT PARTICULAR, WITHOUT MUST CORRESPOND ALTERATION WITH OR ENLARGEMENT, THE NAME AS OR WRITTEN ANY CHANGE UPON WHATSOEVER. THE FACE OF
SIGNATURE GUARANTEED: THE SIGNATURES SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, MEMBERS; STOCKBROKERS, APPROVED SIGNATURE SAVINGS AND GUARANTEE LOAN ASSOCIATIONS MEDALLION PROGRAM), AND CREDIT PURSUANT UNIONS WITH TO
S.E.C. RULE 17Ad-15.